UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 28, 2024 (May 24, 2024)

SIRIUSPOINT LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1599372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Point Building
3 Waterloo Lane
Pembroke HM 08 Bermuda
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: +1 441 542-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Shares, $0.10 par value	SPNT	New York Stock Exchange
8.00% Resettable Fixed Rate Preference Shares, Series B, $0.10 par value, $25.00 liquidation preference per share	SPNT PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2024, upon the recommendation of its Nominating and Corporate Governance Committee, the board of directors (the “Board”) of SiriusPoint Ltd. (the “Company”), increased the size of the Board from nine to ten members, and appointed Susan Cross to fill the newly created vacancy, to serve as a Class I director until the Company’s 2026 annual general meeting of shareholders and until her successor has been duly elected and qualified, or until her earlier death, resignation or removal.

Ms. Cross has over 40 years of experience in the (re)insurance industry and she has served as an executive and board member to multiple companies. Ms. Cross currently serves on the board of Unum Group, a Fortune 500 publicly held insurance company and leading provider of financial protection benefits listed on the New York Stock Exchange, and the board of Enstar Group Limited, a leading global insurance group listed on the Nasdaq Stock Market. She had previously served on the boards of IFG Companies, American Strategic Insurance, Mid Ocean Limited and XL Life Ltd. In addition, Ms. Cross worked at XL Group Ltd. (now AXA XL) for 19 years, from 1999 to 2018, during which time she served as the Senior Vice President and Chief Actuary of its reinsurance operations from 2004 to 2006 and as its Executive Vice President and Global Chief Actuary from 2008 to 2018. Ms. Cross received a Bachelor of Science degree in Mathematics from the University of Maryland. Ms. Cross is 64 years old. The Board considered Ms. Cross’ extensive leadership experience in the (re)insurance industry and as an executive and board member to multiple companies when concluding that Ms. Cross should serve as a director.

The Board has determined that Ms. Cross qualifies as an independent director for purposes of the rules of the New York Stock Exchange as well as applicable rules of the Securities and Exchange Commission. Ms. Cross may be appointed to serve on a Board committee at a later date. Committee assignment(s), once determined, will be disclosed by the Company in a Current Report on Form 8-K.

Ms. Cross will receive the same compensation as the Company’s other non-employee directors, which is summarized in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 9, 2024, as amended, for the 2024 annual general meeting of shareholders.

The Company has also entered into an indemnification agreement with Ms. Cross in the same form as its standard form of indemnity agreement with its other directors.

There are no arrangements or understandings between Ms. Cross and any other person pursuant to which she was named a director of the Company. Ms. Cross has no family relationship with the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Ms. Cross has not entered into any other material plan, contract, arrangement or amendment in connection with her appointment to the Board.

Ms. Cross is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On May 28, 2024, the Company issued a press release announcing Ms. Cross’ appointment. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated as of May 28, 2024, issued by SiriusPoint Ltd.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUSPOINT LTD.

Date: May 28, 2024	By:	/s/ Linda S. Lin
Linda S. Lin
Chief Legal Officer & Secretary